Exhibit 99.1

Anika Therapeutics Comments on Patent Litigation

BEDFORD, Mass.--(BUSINESS WIRE)--April 26, 2011--Anika Therapeutics, Inc. (Nasdaq: ANIK), a leader in products for tissue protection, healing and repair, based on hyaluronic acid ("HA") technology, announced today that Genzyme Corporation has amended its original patent infringement lawsuit with respect to MonoviscTM, Anika’s single-injection treatment for osteoarthritis of the knee, to include a newly issued patent. Genzyme also filed an additional complaint in the United States District Court for the District of Massachusetts on April 26, 2011 that relates to the new patent and which asserts the same claims. Anika intends to continue to vigorously defend the lawsuits and the Monovisc product franchise.

About Anika Therapeutics, Inc.

Headquartered in Bedford, Mass., Anika Therapeutics, Inc. develops, manufactures and commercializes therapeutic products for tissue protection, healing, repair and regeneration. These products are based on hyaluronic acid (HA), a naturally occurring, biocompatible polymer found throughout the body. Anika’s products range from orthopedic/joint health solutions led by ORTHOVISC®, a treatment for osteoarthritis of the knee; to surgical aids in the ophthalmic and anti-adhesion fields. The company also offers aesthetic dermal fillers for the correction of facial wrinkles. Anika’s Italian subsidiary, Anika S.r.l, provides complementary HA products in orthopedic/joint health and anti-adhesion, as well as therapeutics in new areas such as advanced wound treatment and ear, nose and throat care. Anika S.r.l.’s regenerative tissue technology advances Anika’s vision to offer therapeutic products that go beyond pain relief to protect and restore damaged tissue.

The statements made in this press release which are not statements of historical fact are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements that may be identified by words such as "expectations," "remains," "focus," "expected," "prospective," "expanding," "building," "continue," "progress," “plan,” "efforts," "hope," "believe," "objectives," "opportunities," "will," "seek," “expect” and other expressions which are predictions of or indicate future events and trends do not constitute historical matters and identify forward-looking statements. These statements also include those relating to: (i) the Company’s intent to vigorously defend the Genzyme Corporation lawsuits and the Monovisc product franchise. These statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks, uncertainties and other factors. The Company's actual results could differ materially from any anticipated future results, performance or achievements described in the forward-looking statements as a result of a number of factors including: (i) the Company's ability to successfully commence and/or complete clinical trials of its products on a timely basis or at all, obtain clinical data to support a pre-market approval application or timely file and receive FDA or other regulatory approvals of its products, or that such approvals will not be obtained in a timely manner or without the need for additional clinical trials; (ii) the Company's research and product development efforts and their relative success, including whether the Company has any meaningful sales of any new products resulting from such efforts; (iii) the cost effectiveness and efficiency of our manufacturing operations and production planning; (iv) the strength of the economies in which the Company operates or will be operating, as well as the political stability of any of those geographic areas; (v) future determinations by the Company to allocate resources to products and in directions not presently contemplated, or (vi) the Company’s ability to launch Monovisc in the U.S., if at all. Any delay in receiving any regulatory approvals may adversely affect the Company's competitive position. Even if regulatory approvals are obtained, there is a risk that meaningful sales of the products may not be achieved. There is also a risk that (i) the Company's existing distributors or customers will not continue to place orders at historical levels or that any of them will seek to modify or terminate existing arrangements, (ii) the Company's efforts to enter into long-term marketing and distribution arrangements, including with new international distributors for Orthovisc and Monovisc, will not be successful, (iii) new distribution arrangements will not result in meaningful sales of the Company's products, (iv) the Company’s distributors will be unable to achieve performance and sales threshold milestones in its distribution agreements, (v) competitive products will adversely impact the Company's product sales, (vi) the estimated size(s) of the markets which the Company has targeted its products will fail to be achieved, (vii) lack of adequate coverage and reimbursement provided by governments and other third party payers for our products and services could have a material adverse effect on our results of operations, or (viii) increased sales of the Company's products, including Hyvisc, Orthovisc, or its ophthalmic products, will not continue or sales will decrease or not reach historical sales levels, or even if such increases occur that such increases will improve gross margins, any of which may have a material adverse effect on the Company's business and operations. Certain other factors that might cause the Company's actual results to differ materially from those in the forward-looking statements include those set forth under the headings "Business," "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K for the year ended December 31, 2010, as well as those described in the Company's other press releases and SEC filings.

CONTACT:
Anika Therapeutics, Inc.
Charles H. Sherwood, Ph.D., CEO, 781-457-9000
or
Kevin W. Quinlan, CFO, 781-457-9000